Exhibit 99.1

Merrimack Reports Fourth Quarter 2015 Financial Results

CAMBRIDGE, Mass., Feb. 25, 2016 /PR Newswire/ – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK) today announced its fourth quarter and full year 2015 financial results. Merrimack will host a live conference call and webcast today, Thursday, February 25 at 4:30 p.m., Eastern time, to provide an update on Merrimack’s progress as well as a summary of these results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 43765613. A listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, investors.merrimack.com, and a replay of the call will be archived there for six weeks following the call.

Key Recent Events

Merrimack’s key recent events include:

•	Presentation of an updated overall survival analysis of the Phase 3 NAPOLI-1 study of ONIVYDE® (irinotecan liposome injection) in combination with fluorouracil (5-FU) and leucovorin that achieved a 63% improvement in 12-month overall survival in patients with post-gemcitabine metastatic pancreatic adenocarcinoma when compared to 5-FU and leucovorin alone at the American Society of Clinical Oncology Gastrointestinal Cancers Symposium in San Francisco;

•	Publication of the NAPOLI-1 results in The Lancet;

•	Amendment of the ongoing Phase 2 clinical study of MM-121 (seribantumab) in patients with heregulin-positive non-small cell lung cancer, including a change in the primary endpoint to overall survival to enable a potential registration opportunity for MM-121; and

•	Closing of a private placement of $175.0 million of senior secured notes, of which $41.2 million was used to repay all amounts outstanding under Merrimack’s private loan agreement.

Commercial Update

Merrimack received approval for ONIVYDE from the U.S. Food and Drug Administration on October 22, 2015 and launched ONIVYDE in the United States on October 26, 2015. Net product revenues from U.S. commercial sales of ONIVYDE for the fourth quarter of 2015 were $4.3 million.

Upcoming Milestones

Merrimack anticipates the following upcoming clinical milestones:

•	Results in the first half of 2017 from the Phase 2 clinical study of ONIVYDE in previously untreated front-line metastatic pancreatic cancer;

•	Results in 2017 from HERMIONE, the Phase 2 clinical study of MM-302 in patients with HER2-positive metastatic breast cancer that is designed to support a potential Accelerated Approval application to the FDA;

•	Results in 2017 from the Phase 2 clinical study of MM-141 in patients with front-line metastatic pancreatic cancer who have high serum levels of free IGF-1; and

•	Results in 2018 from the Phase 2 clinical study of MM-121 in patients with heregulin-positive, locally advanced or metastatic non-small cell lung cancer.

Fourth Quarter and Full Year 2015 Financial Results

The following summarizes Merrimack’s financial results from the quarter and year ended December 31, 2015:

•	Received $66.5 million of net milestone payments from collaborations in 2015, consistent with Merrimack’s previous financial guidance;

•	Cash, cash equivalents and marketable securities as of December 31, 2015 were $185.6 million, compared to $124.0 million as of December 31, 2014. The increase was driven by $168.5 million of net proceeds from the issuance of senior secured notes and $38.6 million of net proceeds from an “at the market offering” program, which were offset by $105.4 million of cash used to fund operating activities and the payoff of $41.2 million of previously-existing debt;

•	Product revenue from the commercial sale of ONIVYDE, net of discounts, allowances and reserves, was $4.3 million for the fourth quarter of 2015 and the year ended December 31, 2015;

•	License and collaboration revenue was $17.1 million for the fourth quarter of 2015 and $84.9 million for the year ended December 31, 2015, compared to $33.9 million and $102.8 million, respectively, in the comparable periods in 2014. 2015 license and collaboration revenue is comprised of $64.9 million of revenue under the Baxalta proportional performance model and $20.0 million of substantive milestone revenue under Merrimack’s agreement with Baxalta. 2014 license and collaboration revenue is comprised of $10.5 million of revenue recognized under the Baxalta proportional performance revenue recognition model and $92.3 million of revenue recognized under Merrimack’s now-terminated agreement with Sanofi;

•	Research and development expenses were $44.7 million in the fourth quarter of 2015 and $161.0 million for the year ended December 31, 2015, compared to $30.7 million and $138.5 million, respectively, in the comparable periods in 2014. The increase in 2015 research and development expenses was driven by increased costs as Merrimack prepared for or initiated Phase 2 studies for four of its most advanced product candidates as well as increased preclinical and general spending as Merrimack advanced and grew its preclinical pipeline;

•	Selling, general and administrative expenses were $19.3 million in the fourth quarter of 2015 and $57.8 million for the year ended December 31, 2015, compared to $8.3 million and $30.5 million, respectively, in the comparable periods in 2014. The increase in 2015 selling, general and administrative expenses was primarily due to incremental expenses incurred to prepare for and support the launch of ONIVYDE; and

•	Net loss attributable to Merrimack for the fourth quarter of 2015 was $47.8 million, or $0.41 per share, compared to a net loss attributable to Merrimack of $9.7 million, or $0.09 per share, for the fourth quarter of 2014. For the year ended December 31, 2015, net loss attributable to Merrimack was $148.0 million, or $1.33 per share, compared to a net loss attributable to Merrimack of $83.3 million, or $0.80 per share, for the year ended December 31, 2014.

2016 Financial Outlook

Merrimack anticipates the following for 2016:

•	Receipt of $46.5 million of net milestone payments related to ONIVYDE. This amount is made up of $36.5 million of net substantive milestones expected to increase net income in 2016 and $10.0 million of net non-substantive milestones expected to increase deferred revenues on Merrimack’s balance sheet, as they are included in the Baxalta proportional performance revenue recognition model; and

•	Aggregate research and development and selling, general and administrative expenses to be in the range of $225 million to $245 million, not including any one time payments to PharmaEngine.

Merrimack 2016 Analyst Day

Merrimack will host an Analyst Day on May 19, 2016 in New York for analysts and institutional investors. A live webcast of the event will be available in the Investors section of Merrimack’s website, investors.merrimack.com, and a replay of the webcast will be archived there for six weeks.

Upcoming Investor Conferences

Merrimack will attend the following investor conferences this spring:

•	Credit Suisse 2016 London Healthcare Conference on March 1 in London;

•	Cowen and Company 36th Annual Health Care Conference on March 9 in Boston;

•	Barclays Global Healthcare Conference on March 15 in Miami; and

•	Deutsche Bank Securities 41st Annual Healthcare Conference on May 4-5 in Boston.

Live webcasts of the presentations at the Cowen and Company 36th Annual Health Care Conference, the Barclays Global Healthcare Conference and the Deutsche Bank Securities 41st Annual Healthcare Conference can be accessed by visiting the Investors section of Merrimack’s website at investors.merrimack.com. A replay of the webcasts will be archived there for two weeks following each presentation.

About Merrimack

Merrimack is a fully integrated biopharmaceutical company that views cancer as a complex engineering challenge. Through systems biology, which brings together the fields of biology, computing and engineering, Merrimack aims to decrease uncertainty in drug development and clinical validation, and move discovery efforts beyond trial and error. Such an approach has the potential to make individualized treatment of patients a reality. Merrimack’s first commercial product, ONIVYDE® (irinotecan liposome injection), was approved by the U.S. FDA on October 22, 2015. With four additional candidates in clinical studies, several in preclinical development and multiple biomarkers designed to support patient selection, Merrimack is building one of the most robust oncology pipelines in the industry. For more information, please visit Merrimack’s website at www.merrimack.com or connect on Twitter at @MerrimackPharma.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about the timing of availability of clinical trial data, expectations regarding potential cash inflows, revenue and expenses, potential registration opportunities and Merrimack’s presentations at upcoming investor conferences. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s products, product candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 9, 2015 and other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Condensed Consolidated Statements of Comprehensive Loss (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014
Revenues:
Product revenues, net	$4,328	$—	$4,328	$—
License and collaboration revenues	17,090	33,905	84,930	102,756

Total revenues	21,418	33,905	89,258	102,756

Costs and expenses:
Cost of product revenues	46	—	46	—
Research and development expenses	44,740	30,744	160,988	138,495
Selling, general and administrative expenses	19,335	8,277	57,595	30,517

Total costs and expenses	64,121	39,021	218,829	169,012

Loss from operations	(42,703)	(5,116)	(129,571)	(66,256)
Other income and expense, net	(5,365)	(4,361)	(18,216)	(17,303)

Net loss	(48,068)	(9,477)	(147,787)	(83,559)
Less: net income (loss) attributable to non-controlling interest	(242)	219	170	(268)

Net loss attributable to Merrimack	$(47,826)	$(9,696)	$(147,957)	$(83,291)

Other comprehensive (loss) gain	—	(31)	74	(50)

Comprehensive loss	$(47,826)	$(9,727)	$(147,883)	$(83,341)

Net loss per share available to stockholders - basic and diluted	$(0.41)	$(0.09)	$(1.33)	$(0.80)
Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	115,595	106,697	111,356	104,410

Merrimack Pharmaceuticals, Inc.

Selected Balance Sheet Data (unaudited)

	As of	As of
	December 31,	December 31,
(in thousands)	2015	2014
Cash, cash equivalents and marketable securities	$185,606	$124,028
Working capital	97,648	20,954
Total assets	234,880	158,506
Total liabilities	418,569	260,577
Total stockholders’ deficit	(183,928)	(102,140)

Merrimack Pharmaceuticals, Inc.

Selected Cash Flow Data (unaudited)

	Years Ended December 31,
(in thousands)	2015	2014
Net cash used in operating activities	$(105,356)	$(34,808)
Net cash provided by (used in) investing activities	75,110	(6,011)
Net cash provided by financing activities	180,164	11,421

Net increase (decrease) in cash and cash equivalents	149,918	(29,398)

CONTACT:

Investor Contact:

Geoffrey M. Grande, CFA

617-441-7602

ggrande@merrimack.com

Media Contact:

Marianne McMorrow

774-776-1478

mmcmorrow@merrimack.com